Exhibit (h.2)

POWER OF ATTORNEY

Each of the undersigned directors of Heartland Group, Inc., a Maryland corporation, hereby constitutes and appoints each of William R. Nasgovitz, Nicole J. Best and Vinita K. Paul as the undersigned’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign the Registration Statement of Heartland Group, Inc. on Form N-1A, and any and all amendments thereto, and to file the same, with all exhibits, and any other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory body. The undersigned grants to each said attorney-in-fact and agent full power and authority to do and perform each and every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as the undersigned might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned have executed this Power of Attorney, on one or more counterparts, as of this 9th day of May, 2018.

/s/ Robert A. Rudell	/s/ Dale J. Kent
Robert A. Rudell	Dale J. Kent

/s/ Ward D. Armstrong
Ward D. Armstrong

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